As filed with the Securities and Exchange Commission on February 6, 2003
                                                   Registration No. 333-_______

===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               NYMAGIC, INC.
           (Exact name of registrant as specified in its charter)

          NEW YORK                                            13-3534162
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             330 Madison Avenue
                          New York, New York 10017
            (Address of principal executive offices) (zip code)

             NYMAGIC, INC. 2002 Nonqualified Stock Option Plan
                         (Full title of the plans)

                                Paul J. Hart
                              General Counsel
                               NYMAGIC, INC.
                             330 Madison Avenue
                          New York, New York 10017
                  (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (212) 551-0777 copy to
                              Laura D. Richman
                          Mayer, Brown, Rowe & Maw
                           190 S. LaSalle Street
                          Chicago, Illinois 60603
               _______________________________________________

                      CALCULATION OF REGISTRATION FEE

===============================================================================
   Title of
  Securities         Amount       Proposed     Proposed Maximum      Amount of
    to be             to be        Maximum     Aggregate Offering  Registration
  Registered       Registered    Offering(1)       Price(1)            Fee
---------------    ----------    ----------    ------------------  ------------

Common Stock,
$1.00 par value     500,000        $18.41         $9,205,000           $847

(1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange Composite Tape on
     January 31, 2003.

===============================================================================

                                  PART II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

        Item     3.  Incorporation of documents by reference.

         The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)      Annual Report on Form 10-K for the year ended December
                  31, 2001.

         (b)      Quarterly Report on Form 10-Q for the quarter ended March
                  31, 2002.

         (c)      Quarterly Report on Form 10-Q for the quarter ended June
                  30, 2002.

         (d) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

         (e)      Current Report on Form 8-K filed August 15, 2002.

         (f)      Current Report on Form 8-K filed November 15, 2002.

         (g)      Current Report on 8-K filed February 4, 2003.

         (h) Description of Common Stock included in the Registration Statement on Form 8-A filed July 2, 1992 under Section 12 of the Exchange Act.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

         Item     4.  Description of Securities.

         Not applicable.

         Item     5.  Interests of Named Experts and Counsel.

         Not applicable.

         Item     6.  Indemnification of Directors and Officers.

         Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its stockholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.



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

         Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in
Section 723.

         Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

         Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

         Article V of the registrant's By-laws provides that the registrant will indemnify each person who serves as director or officer of the registrant to the fullest extent permissible under the NYBCL and the Insurance Law of New York. Specifically, and subject to the applicable provisions of the NYBCL, Article V of the By-laws (i) permits the registrant to indemnify a director or a director and officer of the registrant ("Indemnitee") made, or threatened to be made, a party to an action, suit or proceeding by or in the right of the registrant to procure a judgment in its favor, and (ii) requires the registrant to indemnify an Indemnitee made, or threatened to be made, a party to an action, suit or proceeding including, without limitation, one by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such Indemnitee served in any capacity at the request of the registrant, to procure a judgment in its favor, (other than an action, suit or proceeding referred to in clause (i)), whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, was a director or a director and officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, provided that the Indemnitee acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the registrant and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; and further provided that the registrant shall not be required to indemnify an Indemnitee with respect to any action, suit or proceeding commenced by such Indemnitee, or any counterclaim, cross-claim, or third-party claim asserted by the Indemnitee against the registrant.

         Directors and officers of the registrant are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims (including with respect to employment practices or securities claims) first made against the insured's or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insured's prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insured's while acting in their individual or collective capacities as directors or officers of the registrant, or any other matter claimed against them by reason of their being directors or officers of the registrant. Certain of the registrant's directors are provided, by their employer, with indemnification against certain liabilities incurred as directors of the registrant.

         The registrant in the past has entered into underwriting agreements which provide for indemnification, under certain circumstances, of the registrant, its officers and its directors by the underwriters.

         Item     7.  Exemption from Registration Claimed.

         Not applicable.

         Item     8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

         Item     9.  Undertakings.

         A.    Rule 415 Offering.
               -----------------

         The undersigned registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (A)(1)(i) and
                   (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.    Filings Incorporating Subsequent Exchange Act Documents
               by Reference.
               -------------------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.    Indemnification of Directors and Officers.
               -----------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

         Each person whose signature appears below constitutes and appoints, George R. Trumbull III, A. George Kallop and Paul J. Hart and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on February 6, 2003.

                                      NYMAGIC, INC.


                                      By: /s/ George R. Trumbull
                                         --------------------------------------
                                      Its: Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                              Title                                   Date
---------                              -----                                   ----
/s/ George R. Trumbull, III            Chairman and Chief                      February 6, 2003
--------------------------------       Executive Officer;
George R. Trumbull, III                Director

/s/ Thomas J. Iacopelli                Chief Financial Officer                 February 6, 2003
--------------------------------       (Principal Financial Officer)
Thomas J. Iacopelli                    (Principal Accounting Officer)

/s/ William D. Shaw, Jr.               Vice Chairman; Director                 February 6, 2003
--------------------------------
William D. Shaw, Jr.

/s/ A. George Kallop                   Executive Vice President; Director      January 10, 2003
--------------------------------
A. George Kallop

/s/ John R. Anderson                   Director                                January 3, 2003
--------------------------------
John R. Anderson

/s/ Glenn J. Angiolillo                Director                                January 4, 2003
--------------------------------
Glenn J. Angiolillo

/s/ John N. Blackman, Jr.              Director                                January 15, 2003
--------------------------------
John N. Blackman, Jr.





                             S-7


/s/ Mark W. Blackman                   Director                                January 10, 2003
--------------------------------
Mark W. Blackman

/s/ William J. Michaelcheck            Director                                January 7, 2003
--------------------------------
William J. Michaelcheck

/s/ Robert G. Simses                   Director                                January 13, 2003
--------------------------------
Robert G. Simses

/s/ Glenn R. Yanoff                    Director                                January 7, 2003
--------------------------------
Glenn R. Yanoff


                               EXHIBIT INDEX

Exhibit Number      Description of Document                       Page Number
--------------      -----------------------                       -----------

     4.1 Form of Certificate of Incorporation (Incorporated by reference to Exhibit 3.0 of Amendment No. 2 to the registrant's Registration Statement No. 33-27665).

     4.2            Amended and Restated By-laws
                    (Incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 1-11238).

     4.3            Specimen certificate of Common Stock
                    (Incorporated by reference to Exhibit 4 to the registrant's Registration Statement
                    (No. 33-27665).

     5.1            Opinion of Paul J. Hart.

    23.1            Consent of KPMG LLP.

    23.2            Consent of Paul J. Hart (included in
                    Exhibit 5.1).

    24.1 Powers of Attorney (included in signature pages).






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